Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion in or incorporation by reference into (1) the Registration Statement on Form S-8 (No. 333-200977) (including any amendments or supplements thereto, related appendices, and financial statements) of Sabine Oil & Gas Corporation (the “Registration Statement”) and (2) the 2015 annual report on Form 10-K (the “Annual Report”) of Sabine Oil & Gas Corporation of our report, dated February 5, 2016, with respect to our estimates of proved reserves and future net revenues to the interests of Sabine Oil & Gas Corporation and its subsidiaries, as of December 31, 2015.   We also hereby consent to all references to our firm or such report included in or incorporated by reference into such Registration Statement and Annual Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 23, 2016

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258